Exhibit 99.1

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2 The forward-looking statements contained in this presentation are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forwardlooking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward- Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and described from time to time in the Company’s filings with the SEC. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forwardlooking statements that become untrue because of subsequent events.

Self-storage REIT with expansive national platform 3 421 595 174 Facilities1 Owned Managed Miami 19 Other FL 54 Atlanta 16 Major TX 47 Chicago 33 Ohio 20 Balt/DC 23 Philadelphia 15 NY 49 CT 21 Boston 5 Tenn 5 AZ/LV 31 CO/UT 13 So. CA 12 Inland Empire 16 Other West 15 Other Midwest 10 Other Southeast 6 Other Northeast 11 1) Property count as of December 31, 2014. 2) Market value of common and book value of preferred equity and debt as of December 31, 2014. Malvern, PA Headquarters $4.9 billion Total Market Cap2 Owned Portfolio by Market

4 Innovative platforms, disciplined growth, and prudent funding have combined to generate significant value for shareholders Cumulative Total Returns1 1) Returns through 12/31/2014. Self-Storage REITs represent a straight average of cumulative total returns for the four publicly traded storage REITs.

5 External Growth Financial Strength Internal Growth Maximize portfolio value through continued focus on customer service and operational advancement Continue to prudently build a portfolio of high- quality assets, with a focus on targeted markets Maintain BBB/Baa2 investment grade balance sheet that affords broad access to the full array of capital sources

6 External Growth Financial Strength Internal Growth imize por io value through continued focus on customer s ce and op tional adv ement C d l b ld f l f high quality assets, ocus on targeted m M i t i BBB/B 2 i t t de bal h et th d ac array pal so Revenue Expenses NOI2 Average Occupancy +7.2% +2.5% +9.6% 90.8% (+260 bps YOY) 2014 Same-Store Results1 Revenue growth driven increasingly by effective rent growth Expense growth is expected to remain inflationary, except for continued pressure on real estate taxes evenue xpenses NOI2 +5.0% to +6.0% +3.0% to +4.0% +6.0% to +7.0% 2015 Same-Store Guidance3 1) Financial data from January 1, 2014 through December 31, 2014 2) Net operating income, or revenues less property operating expenses. Please refer to CubeSmart’s public filings for a detailed explanation of NOI and how it reconciles to a GAAP measure. 3) As provided in the Company’s Earnings Release dated February 26,, 2015

Reservation Attraction Rental Continued Engagement 7 Internet Marketing Revenue Management Customer Service Marketing Efforts Website Email Confirmation Customer Center Inventory Management Attractive Discount Attractive Offer In-Place Rate Increases Customer Referrals Sales Center Store Managers ENTRY 617 - PREMIUM UNIT - NORMAL UNIT - ECONOMY UNIT ENTRY EXIT EXIT EXIT EXIT 780 193-194 148 149 106 574 628 609 615 613-14 611-12 607-08 605-06 603-04 601-02 599-600 97 96 95 94 93 134-35 129 130-131 132-33 150 153 156 157 158 159 160 195 196 197 198 204 205 300 301 302 303 304 305 306 319 324 334 333 332 331 330 325 318 317 316 315 314 313 312 311 310 309 362 361 360 359 358 357 386 385 384 383 382 381 405 404 403 402 401 823 824 827 828 829 830 833 834 835 836 837 394 395 396 397 398 399 400 348 347 346 345 344 343 389 390 391 392 781 782 785 776 775 774 773 772 169 170 171 225 224 223 222 221 220 219 513 263 262 271 270 269 268 267 341 336 335 214 217 218 662 690 691 692 693 694 738 739 730 795 796 797 798 799 800 801 762 763 764 765 768 761 760 759 756 755 723 722 721 720 719 709 687 686 685 684 683 713 714 715 716 619 620 621 622 623 638 637 636 635 634 633 630 669 676 697 700 820 831 794 771 752 726 688 710 711 712 668 677 629 742 832 342 393 501 53 54 ENTRY ENTRY 541 80 79 78 75 MECH ROOM 52 32 33 34 35 38 39 27 10 9 8 7 37 36 055-056 238 296 295 321 322 323 366 377 378 379 380 353 354 355 356 278 279 280 282 283 252 206 207 161-62 118 581 587 625 665 663-664 703 702 558 557 556 554 553 552 562 813 812 811 810 807 806 805 789 788 787 786 744 745 746 747 655-656 657 733 734 735 736 777 OFFICE Enhancing the customer experience at all points of engagement through proprietary systems and processes Social Media 7

8 Adjusting to evolving marketing ecosystems and engagement mediums Time Sophistication Yellow Page advertising; engagement primarily via land-line phone and in-person Early online advertising; websites accessed via desktop computers and serve as digital flyers Website maturation; Internet ad spend predominant marketing budget item; mobile an increasingly important traffic driver Growing complexity of digital marketing platforms (i.e. social media, customer reviews, and search engine algorithms); Customers engage through a multitude of devices; personalized customer experiences

9 Optimizing marketing efforts and efficiently attracting customers through use of industry-leading analytics

10 Supplementing internet marketing initiatives with a traditional platform to take advantage of market depth and to reach customers offline Out-of-home placements in markets with high store concentration Hyper-targeted direct mail campaigns in select markets Selective local marketing efforts to target specific customer segments

11 Advanced data analytics to personalize experiences for each customer Custom Experience 1 Custom Experience 2 Custom Experience 3 Continued focus on capturing and leveraging insights about customers to create customized experiences that increase engagement and conversion Understanding the motivations of different customers and engaging with them through methods they trust

 Historically, advanced revenue management techniques have boosted revenue in a number of supply-constrained industries, beginning with airlines and then moving on to hotels Multi-family represents the closest analogy, but the unpredictable lengths of stay for self storage customers adds additional complexity 12 Revenue Management Landscape

Fundamental Pricing Issue Optimal Pricing Substitutability Competition Timing / Other Capacity / Economic Outcomes Pricing Decisions Pricing optimization requires consideration of a multi-dimensional demand landscape and dynamic capacity constraints 13

Long-Term Revenue Maximization Strategy Demand Forecast/ Revenue Optimization Price optimization requires consideration of a multi-dimensional demand landscape & dynamic capacity constraints Balance Between Street Rates, Discounts, and Concessions Goal of providing the most compelling offer to the customer that maximizes long-term revenue In-Place Rate Increases Dynamic in-place rate increase strategies take advantage of customer stickiness to maximize long-term revenue Unit Mix Decisions & Inventory Management Maximizing revenue through dynamic inventory management, prioritization, & unit conversions to create optimal unit availability 14

Striving to fulfill our mission of simplifying organizational challenges through unparalleled customer service Focus on customer service throughout all touch-points (store, sales center, and website) to create a fully integrated interaction with each customer Modern offices and operational training focused on service-oriented values facilitate an efficient rental process 15

16 An award-winning service culture

17 External Growth Financial Strength Internal Growth imize portfolio value through continued focus on customer service and operational advancement Continue to prudently build a portfolio of high-quality assets, with a focus on targeted markets Maintain BBB/Baa2 investment grade balance sheet t rds broad access to the full array of capital sources Investment Strategy $568 million in 2014 acquisitions $246 million of investments under contract $49.3 million of acquisitions, $85.2 million of acquisitions at completion, $111.9 million of JV development 39 new properties added to the third-party platform, and 18 properties acquired from clients in 2014 Focus on high-quality properties in high-barrier-toentry markets Leverage relationships with development partners to invest selectively in accretive development and builtto- suit opportunities Utilize third-party management program to gain additional scale and efficiencies and create potential acquisition opportunities with private owners Execution1 1) Acquisitions closed and under contract as of 12/31/2014

Acq itions1,2 18 Focus on adding scale in attractive, high-barrier-to-entry markets Investment Activity Since 2008 $2.0 billion 192 Stores 1) Transactions closed or announced and under contract from 2008 through December 31, 2014. 2) Includes investment in 35 properties through HHF Joint Venture D sitions1 $422 million 139 Stores Acquisitions, 2008 – December 2014 Dispositions, 2008 – December 2014 Development Properties, 2014

19 Significant evolution over past seven years Note: Bubbles sized by revenue. 1) Realized annual rent per occupied sq ft is computed by dividing rental income by the weighted occupied sq ft for the period. 2) Includes transactions closed or announced and under contract as of December 31, 2014. Total Portfolio January 2008 Total Portfolio December 2014 Acquisitions 2008 – December 2014 Dispositions, 2008 – December 2014 1 2 2 2

20 Evolution has created a portfolio with strong, sector-leading demographics 3-Mile Population 3-Mile Average Household Incomes Source: ISI Group LLC Real Estate Research Report dated September 5, 2014.

1Q14 Bronx, NY – $17.2M Malvern, PA - $25.1M 1Q15 Arlington, VA - $18.1M 2Q15 Brooklyn, NY - $10.7M $154.2M 21 2Q16 Brooklyn, NY - $32.0M Development Development transactions generate highest returns Utilize partners for local market expertise 3Q15 Queens, NY - $32.1M 1Q16 Queens, NY - $19.0M 1) Dollar amounts represent 100% of estimated CubeSmart investment. 2) These facilities are expected to be purchased upon completion and are subject to due diligence and other customary closing conditions. No assurance can be provided that these acquisitions will be completed on the terms described, or at all.

$123.2M 22 Purchase at Completion These transactions allow us to acquire high-quality, purpose-built assets without taking on development risk Our proven operational platform creates value by mitigating lease-up risk 4Q14 Long Island City, NY – $38M 1Q15 Dallas, TX – $15.8M 1Q16 Brooklyn, NY – $48.5M 4Q15 Fort Worth, TX - $10.1M Grapevine, TX - $10.8M 1) These facilities are expected to be purchased upon completion and are subject to due diligence and other customary closing conditions. No assurance can be provided that these acquisitions will be completed on the terms described, or at all.

Refreshing the portfolio by adding purpose-built Class A facilities 23

 Platform has grown to 174 properties since its inception in 2009 Purchased 57 properties from our managed portfolio for $527 million1 since 2010 1) Includes acquisitions closed or under contract as of February 26, 2015 24 Third-party management allows us to leverage our operating platform and generate additional economies of scale

25 External Growth Financial Strength Internal Growth Maximize portfolio value through continued focus on customer service and operational advancement Continue to prudently build a portfolio of high-q lity assets, with a focus on targeted markets Maintain BBB/Baa2 investment grade balance sheet that affords broad access to the full array of capital sources Approach Fund external growth in a manner consistent with our objective of maintaining our investment grade credit rating Conservative balance sheet strategy provides capacity and flexibility to close transactions and the ability to access multiple sources of capital 2014 Activit Raised $416 million in equity offering proceeds Received a credit rating upgrade to BBB/Baa2 Amended agreement on $100 million term loan to improve pricing and extend term

26 Objective of funding growth in manner consistent with a conservative balance sheet Investment Grade Rating As of December 31, 2014 Conservative Metrics 36% Debt / Gross Assets 38% Debt + Preferred / Gross Assets 5.4x Debt / EBITDA1 5.8x Debt + Preferred / EBITDA1 6.0% Secured Debt / Gross Assets As of December 31, 2014 BBB (Stable) Baa2 (Stable) Well-Staggered Debt Maturity Schedule As of December 31, 2014 Weighted Average Maturity 5.6 Years (in thousands) 1) Based on EBITDA and average debt outstanding during 4Q14

Strong oper ng performance coupled with conservative balance sheet management continues to improving credit metrics Historical Leverage Levels1 EBITDA Coverage Ratio1 Gross Assets1 Dividends2 1) Source: Company Filings 2) Sources: SNL, Company Filings 3) Dividend payout ratio calculated as annual common distributions declared per share / funds from operations per share, as adjusted 27 3 3

 Robust organic growth fueled by a focus on customer service, continued enhancement of operational infrastructure, and a widening divide between large and small operators Meaningful external growth through a disciplined investment process supplemented by a competitive and expanding third party management platform Strategic growth objectives are supported by a healthy, investment grade balance sheet and access to a broad array of capital sources 28

Historical Company Data

Same-Store Performance[1]	2010	2011	2012	2013	2014
Revenue Growth	0.3%	3.6%	3.8%	7.4%	7.2%
NOI Growth	1.0%	5.7%	6.0%	9.3%	9.6%
YOY Occupancy Growth (BPS)	0.6%	2.0%	3.4%	5.3%	2.6%
Annual Avg. Occupancy	76.8%	78.8%	82.6%	88.4%	90.8%
External Growth					
# Acquired Properties	12	27	37	20	53
Acquisition Value ($MM)	$85.1	$469.1	$442.7	$189.8	$568.2
# of Disposed Properties	16	19	26	35	0
Disposition Value ($MM)	$38.1	$45.2	$60.0	$126.4	$0.0
Trading & Valuation Metrics					
Market Equity Value[2]	$965	$1,277	$2,049	$2,335	$3,752
Total Market Capitalization[2]	$1,580	$2,035	$3,073	$3,474	$4,926
Total Gross Assets[2]	$1,793	$2,195	$2,504	$2,757	$3,278
P / FFO (Trailing)[3]	18.7x	16.4x	19.7x	17.5x	20.4x
FFO Payout Ratio[4]	28.4%	44.6%	47.3%	50.5%	50.9%
Dividend Yield[5]	1.5%	2.7%	2.4%	2.9%	2.5%

1) Performance as reported for the same-store pool as it was constituted at the end of the respective year
2) Year-ending values as detailed in Company's supplemental packages
3) Calculated as ending common share price / funds from operations per share, as adjusted. Please refer to CubeSmart's public filings for a detailed explanation of FFO and how it reconciles to a GAAP measure.
4) Calculated as annual common distributions declared per share / funds from operations per share, as adjusted
5) Calculated as annual dividend per share / ending common share price

CUBESMART

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Date I tor Re ns Con Charles Place Director, Investor Relations 5 Old Lancaster Rd. Malvern, PA 19355 610.535.5700 cplace@cubesmart.com Date Investor Relations Contact Charles Place Director, Investor Relations 5 Old Lancaster Rd. Malvern, PA 19355 610.535.5700 cplace@cubesmart.com